                                                                    Exhibit 99.3

                            HUB INTERNATIONAL LIMITED
                                    GUARANTEE
                            DATED AS OF APRIL 4, 2006

                                - IN FAVOUR OF -

                                BANK OF MONTREAL

                                   ----------

                                  IN RESPECT OF
                        THE CREDIT AGREEMENT DATED AS OF
                              APRIL 4, 2006 BETWEEN
                     HUB INTERNATIONAL LIMITED PARTNERSHIP,
                  AS BORROWER, AND BANK OF MONTREAL, AS LENDER

                                   ----------

                                TABLE OF CONTENTS

                                    ARTICLE I
                                 INTERPRETATION

Section 1.1.   Defined Terms...............................................    1
Section 1.2.   Credit Agreement Defined Terms..............................    3
Section 1.3.   Computation of Time Periods.................................    3
Section 1.4.   Accounting Terms............................................    3
Section 1.5.   Headings....................................................    4
Section 1.6.   Construction of Terms.......................................    4
Section 1.7.   Currency....................................................    4
Section 1.8.   Time........................................................    4

                                   ARTICLE II
                             GUARANTEE AND INDEMNITY

Section 2.1    Guarantee...................................................    4
Section 2.2    Company's Obligations Absolute..............................    7
Section 2.3    Waiver......................................................    8
Section 2.4    Obligations Unimpaired......................................    9
Section 2.5    Subrogation.................................................    9
Section 2.6    Reinstatement...............................................   11

                                   ARTICLE III
                     AFFIRMATIVE COVENANTS OF THE GUARANTOR

Section 3.1    Affirmative Covenants.......................................   11

                                   ARTICLE IV
                       NEGATIVE COVENANTS OF THE GUARANTOR

Section 4.1    Negative Covenants..........................................   17

                                    ARTICLE V
                         REPRESENTATIONS AND WARRANTIES

Section 5.1    Representations and Warranties by the Company...............   18
Section 5.2    Survival of Representations and Warranties..................   25

                                                                             ii.


                                   ARTICLE VI
                                     GENERAL

Section 6.1    Evidence of Obligations.....................................   25
Section 6.2    Remedies Cumulative.........................................   25
Section 6.3    Right of Set-Off............................................   25
Section 6.4    Judgment Currency...........................................   26
Section 6.5    Invalidity of any Provisions................................   26
Section 6.6    Amendments, Waivers, etc....................................   26
Section 6.7    Notices, etc................................................   26
Section 6.8    Costs and Expenses..........................................   27
Section 6.9    Taxes.......................................................   28
Section 6.10   Calculations................................................   29
Section 6.11   Assignments and Participations..............................   29
Section 6.12   Governing Law...............................................   30
Section 6.13   Consent to Jurisdiction.....................................   30
Section 6.14   Binding Effect..............................................   30
Section 6.15   Counterparts................................................   30

Schedule 5.1(c)   Disclosure Materials
Schedule 5.1(d)   Subsidiaries of the Company and Ownership of Subsidiary Shares
Schedule 5.1(e)   Financial Statements

                            HUB INTERNATIONAL LIMITED
                                    GUARANTEE

          THIS GUARANTEE is entered into as of April 4, 2006 by HUB INTERNATIONAL LIMITED, a Canadian corporation, in favour of and for the benefit of the Lender (as defined below).

          WHEREAS pursuant to the terms and conditions of the Credit Agreement dated as of April 4, 2006 (as may be amended, supplemented, modified or restated from time to time, the "CREDIT AGREEMENT") between the Lender and Hub International Limited Partnership (the "BORROWER"), the Lender has agreed to establish a credit facility in favour of the Borrower (the "CREDIT FACILITY");

          AND WHEREAS as a condition precedent to establishing the Credit Facility, the Lender requested that Hub International Limited guarantee performance by the Borrower of its obligations under the Credit Agreement;

          NOW THEREFORE THIS GUARANTEE WITNESSES that for value received, to satisfy one of the conditions precedent to establishing the Credit Facility, to induce the Lender to make Advances under the Credit Facility and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Hub International Limited hereby covenants and agrees as follows:

                                   ARTICLE I
                                 INTERPRETATION

SECTION 1.1 DEFINED TERMS.

          Unless the context otherwise requires, the following capitalized terms shall have the following respective meanings in this Guarantee:

          "ANTI-TERRORISM ORDER" shall mean Executive Order No. 13,224 66 Fed Reg. 49,079 (2001) issued by the President of the United States of America (Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism);

          "BANKRUPTCY CODE" shall mean Chapter 11 of Title 11 of the Federal Bankruptcy Code or any similar law of Canada or any province thereof;

          "BORROWER" shall have the meaning given in the recitals hereto.

          "COMPANY" shall mean Hub International Limited, a Canadian corporation and any Successor Entity;

          "CREDIT AGREEMENT" shall have the meaning given in the recitals hereto.

          "ENVIRONMENTAL LAWS" shall mean any and all Federal, state, provincial, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to hazardous substances or wastes, air emissions and discharges to waste or public systems;

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect;

          "ERISA AFFILIATE" shall mean any trade or business (whether or not incorporated) that is treated as a single employer together with the Company under Section 414 of the Code;

          "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended;

          "GOVERNMENTAL AUTHORITY" shall mean

          (a)  the government of

               (i) the United States of America, Canada or any State or Province or other political subdivision thereof, or

               (ii) any jurisdiction in which the Company or any Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Company or any Subsidiary, or

          (b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government;

          "GUARANTEED OBLIGATIONS" has the meaning ascribed thereto in Section 2.1;

          "GUARANTEE" shall mean this Guarantee, as amended, restated or otherwise modified from time to time;

          "HAZARDOUS MATERIAL" shall mean any and all pollutants, toxic or hazardous wastes or any other substances that might pose a hazard to health or safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage, or filtration of which is or shall be restricted, prohibited or penalized by any applicable law (including, without limitation, asbestos, urea formaldehyde foam insulation and polychlorinated biphenyls);

          "LENDER" means Bank of Montreal, and any permitted assignee thereof in accordance with Section 6.11, and their respective successors and permitted assigns;

          "MATERIAL" shall mean material in relation to the business, operations, affairs, financial condition, assets, properties or prospects of the Company and its Subsidiaries, taken as a whole;

          "MATERIAL ADVERSE EFFECT" shall mean a material adverse effect on (a) the business, operations, affairs, financial condition, assets or properties of the Company and its Subsidiaries taken as a whole, or (b) the ability of the Company to perform its obligations under this Guarantee or the ability of the Borrower to perform its obligations under the Credit Agreement, or (c) the validity or enforceability of this Guarantee, the Credit Agreement or any Guaranteed Obligations;

          "MULTIEMPLOYER PLAN" shall mean any Plan that is a "multiemployer plan" (as such term is defined in Section 4001(a)(3) of ERISA);

          "OBLIGATIONS" means, at any time, all then outstanding liabilities, obligations and indebtedness of the Company, whether joint or several, primary or secondary, matured or contingent, due or to become due, to the Lender under this Guarantee;

          "PATRIOT ACT" shall means Public Law 107-56 of the United States of America, United and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT Act) Act of 2001;

          "PBGC" shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto; and

          "PLAN" shall mean an "employee benefit plan" subject to Title IV of ERISA or Section 412 of the Code that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate could reasonably be expected to have any liability.

SECTION 1.2. CREDIT AGREEMENT DEFINED TERMS.

          Capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement.

SECTION 1.3. COMPUTATION OF TIME PERIODS.

          In this Guarantee, in the computation of periods of time from a specified date to a later specified date, unless otherwise expressly stated the word "FROM" means "FROM AND INCLUDING" and the words "TO" and "UNTIL" each mean "TO BUT EXCLUDING".

SECTION 1.4. ACCOUNTING TERMS.

          Each accounting term, including all defined terms, used in this Guarantee shall be construed in accordance with GAAP and in accordance with the auditing and accounting recommendations and guidelines issued from time to time by the Canadian Institute of Chartered

Accountants, as amended from time to time, unless something in the subject matter or the context otherwise is inconsistent therewith.

SECTION 1.5. HEADINGS.

          The inclusion of headings and a table of contents in this Guarantee is intended for convenience of reference only and shall not affect in any way the construction or interpretation hereof.

SECTION 1.6. CONSTRUCTION OF TERMS.

          The words "HEREOF", "HEREIN" and "HEREUNDER" and words of similar import when used in this Guarantee shall refer to this Guarantee as a whole and not to any particular provision of this Guarantee. Words importing the singular shall include the plural and vice versa, words importing gender shall include all genders, and words importing natural persons shall include all Persons. Any defined term used in the singular preceded by "any" or "each" shall be taken to indicate any number of the members of the relevant class. Unless otherwise specified, any reference in this Guarantee to any statute will include all regulations made thereunder or in connection therewith from time to time, and will include such statute as the same may be amended, supplemented or replaced from time to time. As used herein, "INCLUDING" means in each case "INCLUDING WITHOUT LIMITATION" and shall not be construed to limit any statement or reference that it follows to the specific or similar items or matters following it.

SECTION 1.7. CURRENCY.

          Unless otherwise expressly stated, any reference herein to any sum of money herein shall be construed as a reference to U.S. Dollars. Whenever any limitation herein is expressed in U.S. Dollars the limitation shall apply and include the Canadian Dollar Equivalent thereof and the equivalent thereof in all other currencies. Whenever any limitation herein is expressed in Canadian Dollars the limitation shall apply and include the U.S. Dollar Equivalent thereof and the equivalent thereof in all other currencies. Any amount denominated in another currency required herein to be expressed at any time in Canadian Dollars or U.S. Dollars shall be so expressed as the Canadian Dollar Equivalent or the U.S. Dollar Equivalent, as the case may be, at such time of such amount.

SECTION 1.8. TIME.

          Unless otherwise expressly stated, any reference herein to time shall be construed as a reference to local time in Toronto, Ontario, Canada, and time is and shall be construed to be of the essence.

                                   ARTICLE II
                             GUARANTEE AND INDEMNITY

SECTION 2.1 GUARANTEE AND INDEMNITY

     (a) The Company hereby unconditionally and irrevocably guarantees in favour of the Lender, all present and future indebtedness, liabilities and obligations, direct or indirect, absolute or contingent, now or at any time and from time to time hereafter due or owing to the Lender by the Borrower under the Credit Agreement or any of the other Loan Documents, including:

          (i) the due and punctual payment in full of the Outstanding Principal Obligations and interest on the Outstanding Principal Obligations (including interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), and any fees or other amounts due, or which may become due, under the terms and provisions of the Credit Agreement when and as the same shall become due and payable (whether at stated maturity or by required or optional prepayment or by acceleration or otherwise);

          (ii) the due and punctual payment and performance in full of all reimbursement and indemnity obligations of the Borrower to the Lender with respect to any bankers' acceptances issued or accepted by the Lender for the Borrower's account; and

          (iii) the due and punctual performance and observance by the Borrower of all of the terms, covenants, conditions, agreements, undertakings and obligations on the part of the Borrower to be performed or observed under the Credit Agreement in accordance with the terms thereof, as amended, waived, or varied in accordance with the terms thereof,

          (all such obligations described above in this Section 2.1(a) being herein collectively called the "GUARANTEED OBLIGATIONS").

     (b)  The guarantee provided in Section 2.1(a):

          (i) is a continuing guarantee and shall guarantee the Guaranteed Obligations and any ultimate balance thereof, notwithstanding that the Borrower may from time to time satisfy the Guaranteed Obligations in whole or in part and thereafter incur further Guaranteed Obligations; and

          (ii) is an absolute, present and continuing guarantee of payment, performance or observance and not of collectibility and is in no way conditional or contingent upon any attempt to collect from the Borrower or any other guarantor of any of the Guaranteed Obligations or upon any other action, occurrence or circumstance whatsoever.

          In the event that the Borrower shall fail in any manner whatsoever to perform or observe any of the Guaranteed Obligations when the same shall be required to be paid, performed or observed, the Company will itself duly and punctually pay, perform and observe, or cause to be duly and punctually paid, performed and observed, the Guaranteed Obligations, without demand, presentment, protest or notice of any kind. For greater certainty, it shall not be a condition to the accrual of the obligation of the Company hereunder to pay, perform or observe any of the Guaranteed Obligations (or to cause the same to be paid, performed or observed) that the Lender shall have first made any request of or demand upon or give any notice to the Company or to the Borrower or have initiated any action or proceeding against the Company or the Borrower and the Lender may proceed to enforce the obligations of the Company under this Section 2.1 without first pursuing or exhausting any right or remedy which it may have against the Borrower or any other Person. Each default in payment of the Outstanding Principal Obligations or interest thereon or in the payment, performance or observance of any other Guaranteed Obligation shall give rise to a separate cause of action hereunder and separate suits may be brought hereunder as each cause of action arises.

     (c) In addition to the guarantee provided in Section 2.1(a), and as a separate and distinct obligation, the Company hereby agrees to indemnify and save harmless the Lender and its directors, officers and employees, forthwith on demand by the Lender, from and against any and all direct and indirect claims, demands, losses, damages, liabilities, charges, obligations, payments, costs and expenses of any nature or kind (including legal fees and disbursements), howsoever or whenever arising, which the Lender or its directors, officers and employees may incur or be subject to as a consequence, direct or indirect, of:

          (i) the failure of the Borrower to pay and satisfy the Guaranteed Obligations in full;

          (ii) any breach by the Company or the Borrower of any warranty, covenant, term or condition in, or the occurrence of any default under, this Guarantee or the Credit Agreement, together with all expenses resulting from the compromise or defence of any claims or liabilities arising as a result of any such breach or default;

          (iii) any Guaranteed Obligations or the Credit Agreement or any agreement creating or relating to any or all Guaranteed Obligations in any way being or becoming for any reason whatsoever, in whole or in part, void, voidable, ultra vires, illegal, invalid, ineffective or otherwise unenforceable or released or discharged by operation of law or otherwise; or

          (iv) any legal action commenced to challenge the validity or enforceability of this Guarantee, the Credit Agreement or any Guaranteed Obligations,

          provided that any payment actually made by the Company to the Lender under Section 2.1(a) shall reduce the liability of the Company under this Section 2.1(c) by the same amount. The Company acknowledges that neither its obligation to indemnify, nor any actual indemnification by it, of the Lender or any other indemnified party hereunder in respect of such Person's Losses for the legal fees and expenses of such Person's counsel shall in any way affect the confidentiality or privilege relating to any information communicated by such Person to its counsel. The provisions of this Section 2.1(c) shall survive the termination of this Guarantee, the termination or expiration of the Commitment and the payment or performance of all Guaranteed Obligations.

SECTION 2.2 COMPANY'S OBLIGATIONS ABSOLUTE.

          The obligations of the Company under this Guarantee shall be primary, absolute, irrevocable and unconditional, irrespective of the genuineness, validity, regularity or enforceability of the Guaranteed Obligations or of the Credit Agreement, shall not be subject to any counterclaim, setoff, deduction or defence based upon any claim the Company may have against the Borrower or the Lender or otherwise, and this Guarantee and the obligations of the Company hereunder shall remain in full force and effect without regard to, and shall not be released, discharged, impaired or in any way affected by, any circumstance or condition whatsoever, including:

     (a) any amendment, modification of or supplement to the Credit Agreement or any Guaranteed Obligations (except that the obligations of the Company hereunder shall apply to the Credit Agreement or the Guaranteed Obligations as so amended, modified or supplemented) or any assignment or transfer of any thereof or of any interest therein, or any furnishing, acceptance or release of any security for any Guaranteed Obligations;

     (b) any waiver, consent, extension, modification or renewal of, or indulgence or any action or inaction under or with respect to, or substitutions for, the Credit Agreement or any Guaranteed Obligations;

     (c) any failure or omission to enforce any right, power or remedy with respect to the Credit Agreement or any Guaranteed Obligations or any agreement relating thereto or any security for the Credit Agreement or any Guaranteed Obligations;

     (d) any release, surrender, compromise, settlement, waiver, subordination or modification, with or without consideration, of security for the Credit Agreement or any Guaranteed Obligations, any other guarantees with respect to the Credit Agreement or any Guaranteed Obligations, or any other obligation of any Person with respect to the Credit Agreement or any Guaranteed Obligations;

     (e) the genuineness, enforceability, regularity or validity of the Credit Agreement or any Guaranteed Obligations or the genuineness, enforceability, regularity or validity of any agreement or instrument relating thereto or with respect to any security for the Credit Agreement or any Guaranteed Obligations, any other guarantees with respect to the Credit Agreement or any Guaranteed Obligations, or any other obligation of any Person with respect to the Credit Agreement or any Guaranteed Obligations;

     (f) any bankruptcy, insolvency, reorganization, readjustment, composition, liquidation or similar proceeding with respect to the Borrower or its property or the occurrence of any Default or Event of Default;

     (g) any merger, amalgamation or consolidation of any of the Company or any of its Subsidiaries with any other Subsidiary or with any other entity or any sale, lease or transfer of any or all of the assets of the Company or any of its Subsidiaries to any Person;

     (h) any change in the name, objects, capital structure or constitution of the Borrower or the Company;

     (i) any failure on the part of the Borrower for any reason to comply with or perform any of the terms of any other agreement with the Company;

     (j) any application of any monies against such part of the Guaranteed Obligations and change of any such application in whole or in part at any time and from time to time as the Lender sees fit; or

     (k) any other circumstance which might otherwise constitute a legal or equitable discharge or defence of a guarantor,

     all whether or not the Company shall have had notice or knowledge of any act or omission referred to in the foregoing clauses (a) through (k) of this Section 2.2. It is agreed that the Company's obligations hereunder are several and independent of any other guarantees, indemnities or security interests or other obligations at any time in effect with respect to the Guaranteed Obligations or any part thereof and that the Company's obligations hereunder may be enforced regardless of the existence, validity, enforcement or non-enforcement of any such other guarantees, indemnities or security interests or other obligations and no loss of or in respect of any other guarantees, indemnities or security interests or other obligations received by the Lender from any other Persons in respect of the Guaranteed Obligations, whether occasioned through the fault of any of the Lender or otherwise, shall in any way discharge or diminish the obligations of the Company. The Company covenants that its obligations hereunder will not be discharged except by indefeasible payment or performance in full of all of the Guaranteed Obligations.

SECTION 2.3 WAIVER.

          The Company unconditionally waives to the fullest extent permitted by law:

     (a) notice of acceptance hereof, of any action taken or omitted in reliance hereon and of any defaults by the Borrower in the payment of any amounts due under the Guaranteed Obligations or the Credit Agreement, and of any of the matters referred to in Section 2.2 hereof;

     (b) all notices which may be required by statute, rule of law or otherwise to preserve any of the rights of the Lender against the Company, including, without limitation, presentment to or demand for payment from the Borrower or the Company with respect to any Guaranteed Obligation, notice to the Borrower or the Company of default or protest for nonpayment or dishonor and the filing of claims with a court in the event of the bankruptcy of the Borrower;

     (c) any right to the enforcement, assertion or exercise by the Lender of any right, power or remedy conferred in this Guarantee, the Credit Agreement or the Guaranteed Obligations;

     (d)  any requirement of diligence on the part of the Lender; and

     (e) any other act or omission or thing or delay to do any other act or thing which might in any manner or to any extent vary the risk of the Company or which might otherwise operate as a discharge of the Company.

SECTION 2.4 OBLIGATIONS UNIMPAIRED.

          The Company authorizes the Lender, without notice or demand to the Company and without affecting its obligations hereunder, from time to time:

     (a) to renew, compromise, extend, accelerate or otherwise change the time for payment of, or otherwise change the terms of, all or any part of the Guaranteed Obligations or the Credit Agreement or any other instrument referred to therein;

     (b) to take and hold security for the payment of the Guaranteed Obligations, for the performance of this Guarantee or otherwise for the indebtedness guaranteed hereby and to exchange, enforce, waive and release any such security;

     (c) to apply any such security and to direct the order or manner of sale thereof as the Lender in its sole discretion may determine;

     (d)  to obtain additional or substitute guarantors;

     (e) to exercise or refrain from exercising any rights against the Company and others; and

     (f) to apply as the Lender sees fit any sums, by whomsoever paid or however realized, to the payment of the Outstanding Principal Obligations and interest on the Outstanding Principal Obligations and any other Guaranteed Obligations.

          The Company waives any right to require the Lender to proceed against any additional or substitute guarantors or to pursue or exhaust any security provided by the Borrower, the Company or any other Person or to pursue any other remedy available to the Lender.

SECTION 2.5 SUBROGATION.

     (a) Subject to the final sentence of Section 2.5(c) hereof, the Company will not (i) exercise any rights which it may have acquired by way of subrogation under this Guarantee, by any payment made hereunder or any performance hereunder or otherwise, or (ii) accept any payment on account of such subrogation rights, or any rights of reimbursement, indemnity or any rights or recourse to any security or guarantee for any Guaranteed Obligations or this Guarantee unless and until all of the obligations, undertakings or conditions to be performed or observed by the Borrower pursuant to the Guaranteed Obligations and the Credit Agreement at the time of the Company's exercise of any such right shall have been performed, observed or paid in full, provided that any right of subrogation acquired by the Company under this Guarantee, by any payment made hereunder or any performance hereunder or otherwise, shall be no greater than the rights held by the Lender and the Company hereby waives any benefit of any security or guarantee for any Guaranteed Obligations or this Guarantee and authorizes the Lender, subject to applicable Legal Requirements, to take any action or exercise any remedy, or refrain from taking any action or exercising any remedy, with respect thereto, which the Lender in its sole discretion shall determine, without notice to the Company.

     (b) For a period of one hundred eighty (180) days after the payment in full of the Guaranteed Obligations, the Company will not, subject to the final sentence of Section 2.5(c) hereof, exercise (i) any rights of subrogation which it may at any time otherwise have as a result of this Guarantee (whether statutory or otherwise) to the claims of the Lender against the Borrower or any other guarantor of the Guaranteed Obligations (each referred to herein as the "OTHER PARTY") and all contractual, statutory or common law rights of reimbursement, contribution or indemnity from any Other Party which it may at any time otherwise have as a result of this Guarantee; (ii) any right to enforce any other remedy which the Lender now has or may hereafter have against any Other Party, any other guarantor of all or any part of the Guaranteed Obligations; and (iii) any claims (as such term is defined in the Bankruptcy Code) it may at any time otherwise have against any Other Party arising from any transaction whatsoever, including without limitation its right to assert or enforce any such claims.

     (c) The Company hereby subordinates the payment of all Debt and other obligations of the Borrower or any Other Party owing to the Company, whether now existing or hereafter arising, including all rights and claims described in Sections 2.5(a) and (b) hereof, to the indefeasible payment or performance in full of all Guaranteed Obligations and, subject to the application of Section 2.5(b) hereof to the fullest extent permitted by applicable Legal Requirements, in the case of the liquidation, dissolution, winding-up, insolvency or bankruptcy of the Borrower (whether voluntary or involuntary) or in the event that the Borrower shall make an arrangement or composition with its creditors, the Lender shall have the right to rank in priority to the Company for the full claims of the Lender in respect of Guaranteed Obligations not then indefeasibly paid or performed in full until the claims of the Lender have been indefeasibly paid or performed in full all without prejudice to the claims of the Lender against the Company hereunder. If the Lender so requests, any such Debt or other obligations owing to the Company shall be enforced and performance received by the Company as trustee for the Lender and the proceeds thereof shall be paid over to the Lender to be credited and applied upon the Guaranteed Obligations, whether matured or unmatured, as may be directed by the Lender, but without reducing or affecting in any manner the liability of the Company under this Guarantee.

     (d) If any amount or other payment is made to or accepted by the Company in violation of the preceding Sections 2.5(a), (b) or (c), such amount shall be deemed to have been paid to the Company for the benefit of, and held in trust for the benefit of, the Lender and shall be paid over to the Lender, in the form received (together with any necessary endorsements), promptly upon request therefor, to be applied to the Guaranteed Obligations, whether matured or unmatured, in such order as may be directed by the Lender. The Company acknowledges that it will receive benefits from the financing arrangements contemplated by the Credit Agreement and that the waiver set forth in this paragraph is knowingly made in contemplation of such benefits.

SECTION 2.6 REINSTATEMENT.

          This Guarantee shall continue to be effective, or be reinstated, as the case may be, if and to the extent at any time payment, in whole or in part, of any of the sums due to the Lender in respect of any of the Guaranteed Obligations is rescinded or must otherwise be restored or returned by the Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower, or upon or as a result of the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to the Borrower or any substantial part of its property, or otherwise, all as though such payments had not been made. If an event permitting the acceleration of the maturity of any Guaranteed Obligations shall at any time have occurred and be continuing and such acceleration shall at such time be prevented or the right of the Lender to receive any payment in respect of any of the Guaranteed Obligations shall at such time be delayed or otherwise affected by reason of a case or proceeding under a bankruptcy or insolvency law, for purposes of this Guarantee and the Company's obligations hereunder, the maturity of such Guaranteed Obligations shall be deemed to have been accelerated with the same effect as if the Lender had accelerated the same in accordance with the terms of the Credit Agreement, and the Company shall forthwith pay such accelerated Guaranteed Obligations and any other amounts guaranteed hereunder.

                                  ARTICLE III
                     AFFIRMATIVE COVENANTS OF THE GUARANTOR

SECTION 3.1 AFFIRMATIVE COVENANTS.

          From and after the Closing Date and so long as any Obligations remain outstanding and unpaid or the Commitment shall continue to exist:

     (a)  Financial and Business Information. The Company shall deliver to the
          Lender:

          (i) within 60 days after the end of each quarterly fiscal period in each fiscal year of the Company (other than the last quarterly fiscal period of each such fiscal year), duplicate copies of:

               A. a consolidated balance sheet of the Company and its Subsidiaries as at the end of such quarter, and

               B. consolidated statements of earnings, retained earnings and cash flows of the Company and its Subsidiaries for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer of the Company as fairly presenting, in all material respects, the consolidated financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments, provided that delivery within the time period specified above of copies of the Company's Quarterly Report on Form 10-Q prepared in compliance with the requirements therefor and filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this Section 3.1(a)(i);

          (ii) within 120 days after the end of each fiscal year of the Company, duplicate copies of,

               A. a consolidated balance sheet of the Company and its Subsidiaries, as at the end of such year, and

               B. consolidated statements of earnings, retained earnings and cash flows of the Company and its Subsidiaries, for such year,

               setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by an opinion thereon of independent chartered accountants of recognized international standing, which opinion shall state that such financial statements present fairly, in all material respects, the consolidated financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards in Canada and the United States, and that such audit provides a reasonable basis for such opinion in the circumstances, provided that delivery within the time period specified above of the Company's Annual Report on Form 10-K for such fiscal year (together with the Company's annual report to shareholders, if any, prepared pursuant to Rule 14a-3 of the Exchange Act) prepared in compliance with requirements therefor and filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this Section 3.1(a)(ii);

          (iii) promptly upon their becoming available, one copy of (A) each financial statement, report, notice or proxy statement sent by the Company or any Subsidiary to public securities holders generally, and (B) each regular or periodic report, each registration statement that has become effective (without exhibits except as expressly requested by the Lender), and each final prospectus and all amendments thereto filed by the Company or any Subsidiary with the Ontario Securities Commission or provincial securities regulatory authorities or the Securities and Exchange Commission and of all press releases and other statements made available generally by the Company or any Subsidiary to the public concerning developments that are Material;

          (iv) promptly, and in any event within five Business Days after a Responsible Officer of the Borrower or the Company becoming aware of the existence of any Default or Event of Default or that any Person has given any notice or taken any action with respect to a claimed default hereunder or that any Person has given any notice or taken any action with respect to a claimed default of the type referred to in Section 10.1(g) of the Credit Agreement, a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto;

          (v) promptly, and in any event within ten days after a Responsible Officer of the Borrower or the Company becoming aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Company or an ERISA Affiliate proposes to take with respect thereto:

               A. with respect to any Plan, any reportable event, as defined in Section 4043(c) of ERISA, for which notice thereof has not been waived pursuant to the applicable regulations if such reportable event could reasonably be expected to have a Material Adverse Effect, it being agreed that an event required to be reported pursuant to Department of Labor Regulation Section 4043.25, 4043.26 or 4043.33 shall, in any event, be subject to the notice requirement of this Section 3.1(a)(v)(A); or

               B. the taking by the PBGC of steps to institute, or the threatening by the PBGC of the institution of, proceedings under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; or

               C. any event, transaction or condition that could result in the incurrence of any liability by the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, could reasonably be expected to have a Material Adverse Effect;

          (vi) promptly, and in any event within 30 days of receipt thereof, copies of any notice to the Company or any Subsidiary from any Federal, state or provincial Governmental Authority relating to any order, ruling, statute or other law or regulation that could reasonably be expected to have a Material Adverse Effect;

          (vii) with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Company or any of its Subsidiaries or relating to the ability of the Company to perform its obligations hereunder or the Borrower to perform its obligations under the Credit Agreement as from time to time may be reasonably requested by the Lender.

          The Company authorizes its independent chartered accountants to discuss the affairs, finances and accounts of the Company and its Subsidiaries with the representatives of the Lender as provided in
          Section 9.1(j)(ii) of the Credit Agreement.

     (b) Compliance with Law. The Company will, and will cause each of its Subsidiaries to, comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including, without limitation, Environmental Laws, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Without limitation of the foregoing, the Company will, and will cause each of its Subsidiaries to, not be a Person described in Section 1 of the Anti-Terrorism Order, and not engage in any dealings or transactions, or otherwise be associated, with any such Person.

     (c) Insurance. The Company will, and will cause each of its Subsidiaries to, maintain, with insurers reasonably determined by the Company in good faith to be financially sound and reputable, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated.

     (d) Maintenance of Properties. The Company will, and will cause each of its Subsidiaries to, maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, provided that this Section shall not prevent the Company or any Subsidiary from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Company has concluded that such discontinuance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

     (e) Payment of Taxes and Claims. The Company will, and will cause each of its Subsidiaries to, file all tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies imposed on them or any of their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or might become a Lien on properties or assets of the Company or any Subsidiary, provided that neither the Company nor any Subsidiary need pay any such tax, assessment, charge, levy or claim if (a) the amount, applicability or validity thereof is contested by the Company or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Company or a Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Company or such Subsidiary or (b) the nonpayment of all such taxes and assessments in the aggregate could not reasonably be expected to have a Material Adverse Effect.

     (f) Corporate Existence, etc. The Company will at all times preserve and keep in full force and effect its corporate existence. Subject to Sections 9.2(d), 9.2(e) and 9.2(g) of the Credit Agreement, the Company will at all times preserve and keep in full force and effect the legal existence of each of its Subsidiaries (unless merged, consolidated or amalgamated into or with the Company or another Subsidiary) and all rights and franchises of the Company and its Subsidiaries unless, in the good faith judgment of the Company, the termination of or failure to preserve and keep in full force and effect such legal existence, right or franchise could not, individually or in the aggregate, have a Material Adverse Effect.

     (g) Payment of Obligations to Lender. The Company will duly and punctually pay to the Lender all amounts payable by the Company hereunder as and when the same become due.

     (h) Enforceability. The Company will ensure that at all times and from time to time the execution and delivery of each of the Loan Documents by it and the performance by it of its obligations thereunder will be, upon the execution and delivery thereof, duly authorized by all necessary corporate action; that all consents, approvals, orders, authorizations, licenses, exemptions or designations of or by any Governmental Authority or other Person required in connection with the execution, delivery and performance by it of any such documents have been obtained; and that all registrations, qualifications, designations, declarations or filings with any Governmental Authority necessary to enable or empower it to enter into and to perform its obligations under any such documents have been obtained and continue in full force and effect as required for such purpose; and that any and all Loan Documents to which it is a party have been duly executed and delivered by it and that each will constitute its legal, valid and binding obligation enforceable in accordance with its terms, subject only to bankruptcy, insolvency, arrangement and other laws affecting the enforcement of creditors' rights generally and the availability, in the discretion of a court of competent jurisdiction, of equitable remedies.

     (i) Keeping of Books. The Company will keep, and cause each of its Subsidiaries to keep, financial books and records systems in accordance with Generally Accepted Accounting Principles and all applicable Legal Requirements, and in such books and records make full and correct entries of all financial transactions, Assets, liabilities, shareholders equity and business of the Company and each of its Subsidiaries in accordance with Generally Accepted Accounting Principles.

     (j) Cure Defects. The Company will promptly cure or cause to be cured any defects in the execution, delivery, validity or enforceability of any of the Loan Documents or any of the other agreements, instruments or documents contemplated thereby or executed pursuant hereto or thereto and at its expense, execute and deliver or cause to be executed and delivered all such agreements, instruments and other documents and make all necessary filings and recordings as the Lender may consider reasonably necessary or desirable for the foregoing purposes.

     (k) Obligations to Rank Pari Passu. The Obligations of the Company under this Guarantee are and at all times shall rank at least pari passu in right of payment with all other present and future unsecured Senior Debt (actual or contingent) of the Company.

     (l) Further Assurances. The Company will, at its cost and expense, upon request of the Lender, duly execute and deliver, or cause to be duly executed and delivered, to the Lender all such further agreements, instruments, documents and other assurances and do and cause to be done all such further acts and things as may be necessary or desirable in the reasonable opinion of the Lender to carry out more effectually the provisions and purposes of this Guarantee or any of the other Loan Documents.

                                   ARTICLE IV
                       NEGATIVE COVENANTS OF THE GUARANTOR

SECTION 4.1 NEGATIVE COVENANTS.

          From and after the Closing Date and so long as any Obligations remain outstanding and unpaid or any Commitment shall continue to exist:

     (a) Nature of Business. The Company will not, and will not permit any of its Subsidiaries to, engage in any business if, as a result, the general nature of the business in which the Company and its Subsidiaries, taken as a whole, would then be engaged would be substantially changed from the general nature of the business in which the Company and its Subsidiaries, taken as a whole, are engaged on the Closing Date.

     (b) Transactions with Affiliates. The Company will not, and will not permit any Subsidiary to, enter into directly or indirectly any Material transaction or Material group of related transactions (including, without limitation, the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate (other than the Company or another Subsidiary), except in the ordinary course and pursuant to the reasonable requirements of the Company's or such Subsidiary's business and upon fair and reasonable terms no less favourable to the Company or such Subsidiary than would be obtainable in a comparable arm's-length transaction with a Person not an Affiliate.

     (c) Most Favored Lender Status. The Company will not, and will not permit any Subsidiary to, enter into, assume or otherwise become bound or obligated under any agreement evidencing, securing, guaranteeing or otherwise relating to Designated Debt that contains, or amend any such agreement to contain, one or more Additional Covenants or Additional Defaults, unless the Company or such Subsidiary has offered to make an amendment to this Guarantee and the Credit Agreement, in form and substance satisfactory to the Lender, to add to or amend this Guarantee and the Credit Agreement to contain such Additional Covenants or Additional Defaults; provided, however, in the event that the Company or any Subsidiary enters into, assumes or otherwise becomes bound or obligated under, or so amends, any such agreement without making such offer, or if such offer was made and has not been rejected by the Lender, this Guarantee and the Credit Agreement shall, without any further action on the part of the Company, the Borrower or the Lender, be deemed to be amended automatically to include each Additional Covenant and each Additional Default contained in such agreement. The Company further covenants to, and to cause each of its Subsidiaries to, promptly execute and deliver at its expense (including the reasonable fees and expenses of counsel for the Lender) an amendment to this Guarantee and the Credit Agreement in form and substance satisfactory to the Lender evidencing the amendments of this Guarantee and the Credit Agreement to include such Additional Covenants and Additional Defaults, provided that the execution and delivery of such amendments shall not be a precondition to the effectiveness of such amendment as provided for in this Section 4.1(c), but shall merely be for the convenience of the parties hereto.

     (d) Defaults under Credit Agreement. The Company will not, and will not permit any Subsidiary to, take or fail to take any action if the taking or failing to take such action would cause a Default or an Event of Default to occur or continue to exist under the Credit Agreement. Without limiting the generality of the foregoing, the Company will, and will cause each of its Subsidiaries to, take, or refrain from taking, any action, as from time to time requested by the Borrower, in order to enable the Borrower to cause the Company and its Subsidiaries to comply with the provisions of Articles 9 and 10 of the Credit Agreement.

                                   ARTICLE V
                         REPRESENTATIONS AND WARRANTIES

SECTION 5.1 REPRESENTATIONS AND WARRANTIES BY THE COMPANY.

          The Company represents and warrants to the Lender as follows, and acknowledges that the Lender is relying thereon without independent inquiry in entering into the Credit Agreement and making any Advance under the Credit
Agreement:

     (a) Organization; Power and Authority. The Company is a corporation duly incorporated and validly existing under the laws of Canada, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Guarantee and to perform the provisions hereof.

     (b) Authorization, Etc. This Guarantee has been duly authorized by all necessary corporate action on the part of the Company, and this Guarantee constitutes, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     (c) Disclosure. Except as disclosed in Schedule 5.1(c), this Guarantee, the documents, certificates or other writings delivered to the Purchasers by or on behalf of the Company or the Borrower in connection with the transactions contemplated by the Credit Agreement and the financial statements listed in Schedule 5.1(e), taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. Except as expressly described in Schedule 5.1(c), or in one of the documents, certificates or other writings identified therein, or in the financial statements listed in Schedule 5.1(e), since December 31, 2004, there has been no change in the financial condition, operations, business, properties or prospects of the Company or any Subsidiary except changes that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. There is no fact known to the Company that could reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the other documents, certificates and other writings delivered to the Lender by or on behalf of the Company specifically for use in connection with the transactions contemplated hereby.

     (d)  Organization and Ownership of Shares of Subsidiaries; Affiliates.

          (i) Schedule 5.1(d) contains (except as noted therein) complete and correct lists (1) of the Company's Material Subsidiaries, showing, as to each Material Subsidiary, the correct name thereof, the jurisdiction of its organization, the percentage of shares of each class of its share capital or similar equity interests outstanding owned by the Company and each other Subsidiary and, as of the date of the Closing, whether such Subsidiary is a Material Subsidiary, (2) of the Company's Affiliates, other than Material Subsidiaries, and (3) of the Company's directors and senior officers.

          (ii) All of the outstanding share capital or similar equity interests of each Subsidiary shown in Schedule 5.1(d) as being owned by the Company and its Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by the Company or another Subsidiary free and clear of any Lien (except as otherwise disclosed in Schedule 5.1(d)).

          (iii) Each Subsidiary identified in Schedule 5.1(d) is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each such Subsidiary has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact.

          (iv) No Subsidiary is a party to, or otherwise subject to any legal restriction or any agreement (other than the Credit Agreement, the agreements listed on Schedule 5.1(d) and customary limitations imposed by corporate law and insurance regulatory statutes or other statutes governing the organization of legal entities) restricting the ability of such Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Company or any of its Subsidiaries that owns any outstanding share capital or similar equity interests of such Subsidiary.

     (e) Financial Statements. The Company has delivered to each Purchaser copies of the financial statements of the Company and its Subsidiaries listed on Schedule 5.1(e). All of said financial statements (including in each case the related schedules and notes) fairly present, in all material respects, the consolidated financial position of the Company and its Subsidiaries as of the respective dates specified in such Schedule and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments).

     (f) Compliance with Laws, Other Instruments, Etc. The execution, delivery and performance by the Company of this Guarantee and the consummation of the Reorganization will not (a) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Company or any Subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, or any other Material agreement or instrument to which the Company or any Subsidiary is bound or by which the Company or any Subsidiary or any of their respective properties may be bound or affected, (b) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority applicable to the Company or any Subsidiary or (c) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company or any Subsidiary.

     (g) Governmental Authorizations, Etc. No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Company of this Guarantee or the consummation of the Reorganization, other than those consents, approvals or authorizations obtained and those registrations, filings or declarations made on or before the date of the Closing.

     (h)  Litigation; Observance of Agreements, Statutes and Orders.

          (i)  Except as disclosed in the financial statements described in
               Schedule 5.1(e), there are no actions, suits or other proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any Subsidiary or any property of the Company or any Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

          (ii) Neither the Company nor any Subsidiary is in default under any term of any agreement or instrument to which it is a party or by which it is bound, or any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or is in violation of any applicable law, ordinance, rule or regulation (including, without limitation, Environmental Laws) of any Governmental Authority, which default or violation, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

     (i) Taxes. The Company and its Subsidiaries have filed all income tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon them or their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (a) the amount of which is not, individually or in the aggregate, Material or (b) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Company or a Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP. The Company knows of no basis for any other tax or assessment that could reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of United States and Canadian federal, state, provincial or other taxes for all fiscal periods are adequate. The Canadian federal and provincial income tax liabilities of the Company and its Subsidiaries have been determined by the Canadian Customs and Revenue Agency and corresponding provincial taxing authorities by the issuance of notices of assessment for all fiscal years up to and including the fiscal year ended December 31, 2004, and the Company and its Subsidiaries have paid any taxes indicated to be owing on such notices of assessment. The United States federal income tax liabilities of the Company and its Subsidiaries have been determined by the Internal Revenue Service and paid for all fiscal years up to and including the fiscal year ended December 31, 2004.

     (j) Title to Property; Leases. The Company and its Subsidiaries have good and sufficient title to their respective properties that, individually or in the aggregate, are Material, including all such properties reflected in the most recent audited balance sheet referred to in
          Section 5.1(e) or purported to have been acquired by the Company or any Subsidiary after said date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens prohibited by this Guarantee. All leases that, individually or in the aggregate, are Material are valid and subsisting and are in full force and effect in all material respects.

     (k) Licenses, Permits, Etc. Except as disclosed in the financial statements described in Schedule 5.1(e),

          (i) the Company and its Subsidiaries own, possess or are licensed to use all licenses, permits, franchises, authorizations, patents, copyrights, service marks, trademarks, trade names and domain names, or rights thereto, that, individually or in the aggregate, are Material, without known conflict with the rights of others;

          (ii) to the best knowledge of the Company, no product of the Company infringes in any material respect any license, permit, franchise, authorization, patent, copyright, service mark, trademark, trade name, domain name or other right owned by any other Person; and

          (iii) to the best knowledge of the Company, there is no Material violation by any Person of any right of the Company or any of its Subsidiaries with respect to any patent, copyright, service mark, trademark, trade name, domain name or other right owned or used by the Company or any of its Subsidiaries.

     (l)  Compliance with ERISA.

          (i) All Canadian pension plans of the Company and its Subsidiaries have been established, operated, administered and maintained in compliance with all applicable laws, regulations and orders applicable thereto except where the failure to comply could not reasonably be expected to have a Material Adverse Effect. All premiums, contributions and any other amounts required by applicable Canadian pension plan documents or applicable laws have been paid or accrued as required, except where the failure to pay such premiums, contributions and amounts could not reasonably be expected to have a Material Adverse Effect.

          (ii) The Company and each ERISA Affiliate have operated and administered each employee benefit plan (as defined in Section 3(3) of ERISA) in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and could not reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in Section 3 of ERISA), and no event, transaction or condition has occurred or exists that could reasonably be expected to result in the incurrence of any such liability by the Company or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions or to Section 401(a)(29) or 412 of the Code, other than such liabilities or Liens as could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

          (iii) The present value of the aggregate benefit liabilities under each of the Plans (other than Multiemployer Plans), determined as of the end of such Plan's most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan's most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities by more than $1,000,000 in the aggregate for all Plans. The term "BENEFIT LIABILITIES" has the meaning specified in Section 4001 of ERISA and the terms "CURRENT VALUE" and "PRESENT VALUE" have the meanings specified in Section 3 of ERISA.

          (iv) The Company and its ERISA Affiliates have not incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under Section 4201 or 4204 of ERISA in respect of Multiemployer Plans that could, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

          (v) The expected post-retirement benefit obligation (determined as of the last day of the Company's most recently ended fiscal year in accordance with Financial Accounting Standards Board Statement No. 106, without regard to liabilities attributable to continuation coverage mandated by Section 4980B of the Code) of the Company and its Subsidiaries is not Material.

          (vi) The execution and delivery of this Guarantee will not involve any transaction that is subject to the prohibitions of Section 406(a) of ERISA or in connection with which a tax could be imposed pursuant to Section 4975(c)(1)(A)-(D) of the Code for which an exemption is not available.

     (m)  Existing Debt; Future Liens.

          (i) Except as described therein, the financial statements described in Schedule 5.1(e) set forth a complete and correct list of all outstanding Debt of the Company and its Subsidiaries as of December 31, 2005 since which date there has been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of the Debt of the Company or its Subsidiaries. Neither the Company nor any Subsidiary is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Debt of the Company or such Subsidiary and no event or condition exists with respect to any Debt of the Company or any Subsidiary that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Debt to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

          (ii) Except as disclosed in the financial statements described in
               Schedule 5.1(e), neither the Company nor any Subsidiary has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien not permitted by Section 9.2(c) of the Credit Agreement.

     (n) Foreign Assets Control Regulations, Etc. The Company's execution, delivery and performance of this Guarantee and the consummation of the Reorganization will not violate the Anti-Terrorism Order, the Patriot Act or the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.

     (o) Status under Certain Statutes. Neither the Company nor any Subsidiary is required to be registered under the Investment Company Act of 1940, as amended, the Public Utility Holding Company Act of 1935, as amended, the ICC Termination Act of 1995, as amended, or the Federal Power Act, as amended.

     (p) Environmental Matters. Neither the Company nor any Subsidiary has knowledge of any claim or has received any notice of any claim, and no proceeding has been instituted raising any claim against the Company or any of its Subsidiaries or any of their respective real properties now or formerly owned, leased or operated by any of them or other assets, alleging any damage to the environment or violation of any Environmental Laws, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect. Except as otherwise disclosed to each Purchaser in writing:

          (i) neither the Company nor any Subsidiary has knowledge of any facts which would give rise to any claim, public or private, of violation of Environmental Laws or damage to the environment emanating from, occurring on or in any way related to real properties now or formerly owned, leased or operated by any of them or to other assets or their use, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect;

          (ii) neither the Company nor any of its Subsidiaries has stored any Hazardous Materials on real properties now or formerly owned, leased or operated by any of them or has disposed of any Hazardous Materials in a manner contrary to any Environmental Laws in each case in any manner that could reasonably be expected to result in a Material Adverse Effect; and

          (iii) all buildings on all real properties now owned, leased or operated by the Company or any of its Subsidiaries are in compliance with applicable Environmental Laws, except where failure to comply could not reasonably be expected to result in a Material Adverse Effect.

     (q) Guarantee Ranks Pari Passu. The obligations of the Company under this Guarantee rank at least pari passu in right of payment with all other Senior Debt

          (actual or contingent) of the Company, including, without limitation, all Senior Debt of the Company described in Schedule 5.1(m).

     (r) Permitted Senior Indebtedness. The obligations of the Company under this Guarantee constitute Permitted Senior Indebtedness, as defined in the Subordinated Debentures.

SECTION 5.2 SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

          The representations and warranties herein set forth or contained in any certificates or documents delivered to the Lender pursuant hereto shall survive the execution and delivery of the Guarantee and the execution and delivery of the Credit Agreement and the making or conversion of any Advance under the Credit Agreement and any investigation at any time made by or on behalf of the Lender. All statements contained in any certificate or other instrument delivered by or on behalf of the Company pursuant to this Guarantee shall be deemed representations and warranties of the Company under this Guarantee. The representations and warranties shall be deemed to be repeated by the Company upon each Drawdown Date (except as otherwise stated by the Borrower in the related Advance Request), and all references to the Closing Date contained in such representations and warranties shall be deemed to refer to each Drawdown Date.

                                   ARTICLE VI
                                     GENERAL

SECTION 6.1 EVIDENCE OF OBLIGATIONS.

          The Obligations of the Company hereunder shall, absent manifest error, be prima facie evidenced by the records of the Lender.

SECTION 6.2 REMEDIES CUMULATIVE.

          The rights and remedies of the Lender hereunder are cumulative and are in addition to and not in substitution for any other rights or remedies provided by law. Nothing contained herein or in any Loan Documents now or hereafter held by the Lender with respect to the Obligations of the Company to the Lender, or any part thereof, nor any act or omission of the Lender with respect to such Loan Documents, shall in any way prejudice or affect the rights, remedies and powers of the Lender with respect to any other such Loan Documents.

SECTION 6.3 RIGHT OF SET-OFF.

          Upon the occurrence and during the continuance of an Event of Default, the Lender is hereby authorized by the Company at any time and from time to time and may to the fullest extent permitted by law, set off, appropriate and apply any and all deposits (general or special, time or demand, matured or unmatured, provisional or final) at any time held and other indebtedness at any time owing to or for the credit or the account of the Company (other than as trustee) against any and all of the Obligations of the Company now or hereafter existing hereunder. The Lender shall promptly notify the Company after any such set-off and application made by the Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Lender under this Section 6.3 are in addition to all other rights and remedies (including, without limitation, other rights of set-off) which the Lender may have.

SECTION 6.4 JUDGMENT CURRENCY.

          The obligation of the Company to make payments on any Obligations to the Lender hereunder in any currency (the "FIRST CURRENCY") shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any other currency (the "SECOND CURRENCY") except to the extent to which such tender or recovery shall result in the effective receipt by the Lender of the full amount of the first currency payable, and accordingly the primary obligation of the Company shall be enforceable as an alternative or additional cause of action for the purpose of recovery in the second currency of the amount (if any) by which such effective receipt shall fall short of the full amount of the first currency payable and shall not be affected by a judgment being obtained for any other sum due hereunder.

SECTION 6.5 INVALIDITY OF ANY PROVISIONS.

          Any provision of this Guarantee which is prohibited by the laws of any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition without invalidating the remaining terms and provisions hereof or thereof and no such invalidity shall affect the obligation of the Company to pay the Obligations in full. The rate of interest chargeable or collectable on overdue instalments of interest shall not exceed the maximum rate permitted by applicable law.

SECTION 6.6 AMENDMENTS, WAIVERS, ETC.

          No amendment, modification or waiver of any provision of, and no waiver of the strict observance, performance or compliance by the Company with any term, covenant, condition or agreement contained in this Guarantee and no indulgence granted by the Lender or consent to any departure by the Company therefrom, shall in any event be effective unless it shall be in writing and signed by the Lender (and the Company in the case of amendments or modifications or waivers by the Company), and then such amendment, modification, waiver or consent shall be effective only in the specific instance and for the specific purpose for which it is given. Notwithstanding the foregoing, no failure to exercise and no delay in exercising any right, power or privilege under this Guarantee shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Guarantee preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies herein provided are cumulative and not exclusive of any other rights or remedies available at or provided by law.

SECTION 6.7 NOTICES, ETC.

          All notices and other communications provided for hereunder shall, except as otherwise permitted hereunder, be in writing personally delivered by messenger or courier or facsimile or telecopy transmission, if

     (a)  to the Company, to it at:

          Hub International Limited
          55 East Jackson Boulevard
          Chicago, Illinois, 60604

          Telecopy: (877)-402-6606
          for the attention of: Marianne Paine
                                Chief Legal Officer

     (b)  to the Lender, to it at:

          Bank of Montreal
          4th Floor, 1 First Canadian Place
          Toronto, Ontario
          M5X 1H3

          Telecopy: (416)-359-7796
          for the attention of: Vice President,
                                Loan Products Group

or to such other address or facsimile or telecopy number as any party hereto may from time to time designate to the other parties hereto in such manner. All such notices and communications shall be effective, and deemed to be received by the intended recipient, on the date delivered or transmitted, if delivered or transmitted before 3:00 p.m. (Toronto, Ontario time) on a Business Day, or, in any other case, on the first Business Day following the date delivered or transmitted. A copy of any notice or communication sent by facsimile or telecopy transmission shall also be delivered personally by messenger or courier as aforesaid but such notice or communication shall be effective, and deemed to be received by the intended recipient, on the date it is sent by facsimile or telecopy transmission, if so transmitted before 3:00 p.m. (Toronto, Ontario time) on a Business Day, or, in any other case, on the first Business Day following the date it is so transmitted.

SECTION 6.8 COSTS AND EXPENSES.

          Except to the extent actually reimbursed to the Lender pursuant to the Credit Agreement, the Company shall pay to the Lender, on demand all reasonable out of pocket costs and expenses (including, without limitation, all reasonable legal fees and disbursements) incurred by the Lender in connection with this Guarantee, the other Loan Documents, the Credit Facility, the transactions contemplated hereby and any amendments, waivers or consents under or in respect of this Guarantee (whether or not such amendment, waiver or consent becomes effective), including, without limitation, (a) the negotiation, preparation, execution, delivery and interpretation, both prior and subsequent to the Closing Date, of this Guarantee and the other Loan Documents or any agreement or instrument contemplated hereby or thereby; (b) the performance by the Lender of its obligations and duties under the Credit Agreement and the other Loan Documents; (c) advice of counsel with respect to the interpretation of this Guarantee, the Credit Facility, the Loan Documents or any transaction contemplated thereunder; (d) the enforcement of this Guarantee or any of the Loan Documents or the enforcement or preservation of rights under and the refinancing, renegotiation or restructuring of the Credit Facility under the Credit Agreement or the other Loan Documents or the bringing of any action, suit or proceeding with respect to the enforcement of any of the Loan Documents or any such right or seeking any remedy which may be available to the Lender at law or in equity; (e) the reasonable costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Guarantee or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Guarantee, or by reason of being the Lender; (f) the reasonable costs and expenses, including reasonable financial advisors' fees, incurred in connection with the insolvency or bankruptcy of the Company or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Credit Agreement; and (g) any amendments, waivers or consents requested by the Company pursuant to the provisions hereof or any other Loan Document. The Company shall supply all statements, reports, certificates, opinions, appraisals and other documents or information required to be furnished to the Lender pursuant to this Agreement without cost to the Lender. The Company will pay, and will save the Lender harmless from, all claims in respect of any fees, costs or expenses, if any, of brokers and finders. The provisions of this Section 6.8 shall survive the termination of this Guarantee, the termination or expiration of the Commitment and the payment or performance of all Guaranteed Obligations.

SECTION 6.9 TAXES.

     (a) Any and all payments to the Lender by the Company hereunder (or under any of the other Loan Documents) shall be made free and clear of and without deduction or withholding for any and all present and future Taxes, imposed by any Governmental Authority including, without limitation, any Taxes which arise from the execution, delivery or registration of, or otherwise with respect to, this Guarantee or any of the other Loan Documents, unless such Taxes are required by law or the administration thereof to be deducted or withheld. If the Company shall be required by law or the administration thereof to deduct or withhold any such Taxes from or in respect of any amount payable hereunder, (i) the amount payable shall be increased as may be necessary so that after making all required deductions or withholdings (including deductions or withholdings applicable to additional amounts paid under this paragraph), the Lender receives an amount equal to the amount it would have received if no such deduction or withholding had been made; (ii) the Company shall make such deductions or withholdings; and (iii) the Company shall pay forthwith the full amount deducted or withheld to the relevant taxation or other authority in accordance with applicable law.

     (b) The Company agrees to indemnify the Lender for the full amount of Taxes not deducted or withheld and paid by the Borrower in accordance with Section 6.9(a) to the relevant taxation or other authority and any Taxes imposed by any jurisdiction on amounts payable by the Borrower under this Section 6.9, paid by the Lender and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not any such Taxes were correctly or legally asserted. Payment under this indemnification shall be made within fifteen days from the date the Lender makes written demand therefor. A certificate as to the amount of such Taxes, providing reasonable details of the calculation thereof, and evidence of payment thereof submitted to the Company by the Lender shall be conclusive evidence of the amount due from the Company to the Lender absent manifest error.

     (c) The Company shall furnish to the Lender the original or a certified copy of a receipt evidencing any payment of Taxes made by the Company, as soon as such receipt becomes available (or if such original or certified tax receipt is not available, such other evidence of payment as may be acceptable to the Lender), together with such other documentary evidence with respect to such payments as may be reasonably requested from time to time by the Lender.

     (d) If the provisions of Section 6.9(a) or 6.9(b) require the Company to deduct or withhold and pay Taxes to any relevant taxation or other authority or to pay any additional amounts thereunder, the Lender shall use its reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to avoid the necessity of invoking such provisions of this Section 6.9, or to reduce the amounts payable thereunder, including changing the jurisdiction of its applicable lending office; provided that the taking of any such action would not, in the reasonable judgment of the Lender, be disadvantageous to the Lender.

     (e) For the avoidance of doubt, nothing herein shall (i) restrict the right of the Lender to arrange its tax affairs as it shall deem appropriate or (ii) require the Lender to disclose any information regarding its tax affairs or computations to the Company or any other Person other than as shall be necessary to permit the Company to determine whether the payment of any indemnity amount would be required to be made pursuant to the provisions of this Section 6.9, provided, however, that the Lender shall not be obligated to disclose any of its tax returns to the Company or any other Person.

     (f) The provisions of this Section 6.9 shall survive the termination of this Guarantee, the termination or expiration of the Commitment and the payment or performance of all Guaranteed Obligations.

SECTION 6.10 CALCULATIONS.

          Except as otherwise provided herein, the financial statements and returns to be furnished to the Lender pursuant to this Guarantee shall be made and prepared in accordance with GAAP consistently applied throughout the periods involved (except as set forth in the notes thereto or as otherwise disclosed in writing by the Company to the Lender).

SECTION 6.11 ASSIGNMENTS AND PARTICIPATIONS.

     (a) The Company shall not be entitled to assign its rights and obligations hereunder or any interest herein without the prior consent of the Lender.

     (b) The Lender, may, on and after the occurrence of an Event of Default or in connection with an assignment by the Lender in accordance with
          Section 11.10 of the Credit Agreement, without the prior consent of the Company but on notice to the Company, and, in any other case, with the prior consent of the Borrower, sell, assign or grant a participation in all or part of the Lender's rights hereunder or any interest herein.

     (c) The Lender may on and after the occurrence of an Event of Default or in connection with an assignment by the Lender in accordance with
          Section 11.10 of the Credit Agreement, without the prior consent of the Company but on notice to the Company, and, in any other case, with the prior consent of the Borrower, disclose to a potential participant or potential assignee such information concerning or pertaining to the Obligations of the Company and its Subsidiaries as is known to the Lender, and may in addition express to any such Person any opinion it may have with respect to any matter, provided such potential participant or potential assignee covenants in favour of the Company and the Lender to only use such information in connection with its evaluation as to whether to take any such participation or assignment and, should it do so, in connection therewith, and to strictly maintain the confidential nature of all such information.

SECTION 6.12 GOVERNING LAW.

          This Guarantee shall be governed by, and construed in accordance with, the laws of the Province of Ontario and the laws of Canada applicable therein.

SECTION 6.13 CONSENT TO JURISDICTION.

          The Company hereby irrevocably submits to the non-exclusive jurisdiction of the Courts of the Province of Ontario in respect of any action, suit or proceeding arising out of or relating to this Guarantee and hereby irrevocably agrees that all Claims in respect of any such action, suit or proceeding may be heard and determined in any such Ontario Court. The Company hereby irrevocably waives, to the fullest extent it and they may effectively do so, the defence of an inconvenient forum to the maintenance of such action or proceeding. The Company agrees that a final judgment in any such suit, action or proceeding shall be conclusive and may be enforced in another jurisdiction by suit on the judgment or in any other manner provided by law. Nothing in this
Section 6.13 shall affect the right of the Lender to bring any suit, action or proceeding against the Borrower or its assets in the courts of any other jurisdiction.

SECTION 6.14 BINDING EFFECT.

          This Guarantee shall be binding upon and enure to the benefit of the parties hereto and their respective successors and permitted assigns.

SECTION 6.15 COUNTERPARTS.

          This Guarantee may be executed in counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute one and the same instrument. For all purposes of this Guarantee and all other documents and agreements contemplated hereby, the signature of any party hereto or thereto, evidenced by a facsimile showing such signature or other electronically transmitted version of such signature, shall constitute conclusive proof for all purposes of the signature of such person to such documents and agreements, to the same extent in all respects as a copy of such documents and agreements showing the original signature of such party.

                            [Signature page follows.]

          IN WITNESS WHEREOF the parties hereto have caused this Guarantee to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                        HUB INTERNATIONAL LIMITED


                                        Per: /s/ W. Kirk James
                                             -----------------------------------
                                             Authorized Signatory


                                        Per:
                                             -----------------------------------
                                             Authorized Signatory


                                        BANK OF MONTREAL


                                        Per: /s/
                                             -----------------------------------
                                             Authorized Signing Officer

                                 SCHEDULE 5.1(C)

                              DISCLOSURE MATERIALS

                                      None

                                 SCHEDULE 5.1(D)

                           SUBSIDIARIES OF THE COMPANY
                       AND OWNERSHIP OF SUBSIDIARY SHARES

                                 (See Attached)

                                 SCHEDULE 5.1(E)

                              FINANCIAL STATEMENTS

      Annual Consolidated Financial Statements of HUB International Limited and its Subsidiaries for the fiscal year ended December 31, 2005